As filed with the Securities and Exchange Commission on November 9, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 8, 2022

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2022, the board of directors of B&G Foods adopted and approved an amendment to the bylaws of B&G Foods. The bylaws amendment is briefly summarized below, which summary is qualified in its entirety by reference to the bylaws amendment filed as Exhibit 3.1 to this report and incorporated in this report by reference:

•	Advanced Notice Provisions: The bylaws amendment updates certain procedural requirements related to director nominations by stockholders in light of Rule 14a-19 under the Securities Exchange Act of 1934, which requires the use of universal proxy cards in director contests. Specifically, the bylaws amendment provides, among other things, that the stockholder must (1) include in its advance notice of nomination, a representation that the stockholder intends to deliver a proxy statement and form of proxy to holders of B&G Foods’ voting shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors and all other information required under Rule 14a-19, and (2) further update and supplement such notice to provide evidence that the stockholder has solicited proxies from holders of at least 67% of the voting power of B&G Foods’ outstanding capital stock entitled to vote in the election of directors. In addition, the bylaws amendment makes certain other clarifying and procedural changes to B&G Foods’ advanced notice bylaws.

•	Forum Selection: The bylaws amendment adds a provision to the bylaws of B&G Foods that: (1) unless B&G Foods consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of B&G Foods, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of B&G Foods’ current or former directors, officers, other employees, agents or stockholders to B&G Foods or B&G Foods’ stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against B&G Foods or any of B&G Foods’ current or former directors, officers, employees, agents or stockholders arising pursuant to any provision of the Delaware General Corporation Law or B&G Foods’ certificate of incorporation or bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim related to or involving B&G Foods that is governed by the internal affairs doctrine; (2) unless B&G Foods consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; (3) any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of B&G Foods will be deemed to have notice of and consented to these provisions; and (4) failure to enforce the foregoing provisions would cause B&G Foods irreparable harm, and B&G Foods will be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

A full copy of our bylaws, as amended and restated through November 8, 2022, including by the bylaw amendment described above, is filed as Exhibit 3.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

3.1	Amendment, dated November 8, 2022, to the Bylaws of B&G Foods, Inc.

3.2	Bylaws of B&G Foods, Inc., as amended and restated through November 8, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: November 9, 2022	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary